SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND LIMITED WAIVER

     This Second Amendment to Loan and Security Agreement and Limited Waiver ("Amendment") is dated July 10, 1997 and entered into by and between HELLER FINANCIAL, INC. ("Lender"), and THE RIGHT START, INC. ("Borrower").

     WHEREAS, Lender and Borrower have entered into a Loan and Security Agreement dated November 14, 1996 (as amended, the "Loan Agreement"); and

     WHEREAS, Lender and Borrower desire to amend the Agreement with respect to the Minimum EBITDA covenant contained in subsection 6.3 thereof, subject to the terms and conditions set forth herein; and

     WHEREAS, Borrower has requested a temporary increase in Letter of Credit Liability from $2,000,000 to $3,000,000 until July 31, 1997; and

     WHEREAS, an Event of Default is in existence under that certain letter agreement dated November 15, 1996 (the "Letter Agreement") between Borrower and Lender wherein Borrower agreed to establish a Blocked Account with a Collecting Bank satisfactory to Lender and to otherwise comply with subsection 5.6 of the Loan Agreement by December 16, 1996;

     WHEREAS, Borrower has been unable to comply with the terms of the Letter Agreement as they pertain to the Blocked Account, and has requested that Lender waive the Event of Default resulting from said noncompliance (the "Existing Event of Default") until July 31, 1997; and

     WHEREAS, Lender has agreed to: (i) amend the Agreement with respect to the Minimum EBITDA covenant contained in subsection 6.3 thereof, (ii) amend the Agreement to temporarily increase the aggregate amount of Letter of Credit Liability, and (iii) waive the Existing Event of Default, subject to the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreements and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                            ARTICLE I. DEFINITIONS

     Section 1.01. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.


                          ARTICLE II. LIMITED WAIVER

     Subject to satisfaction of the conditions set forth in Article IV herein, Lender hereby waives the Existing Event of Default until July 31, 1997. This is a limited waiver and shall not be deemed to constitute a waiver of any other existing Events of Default or any future breach of the Agreement or any of the other Loan Documents (including, without limitation, a breach of the covenant causing the Existing Event of Default for any period other than that specified herein).

                           ARTICLE III. AMENDMENTS

     Section 3.01. Amendment to Subsection 6.3 of the Loan Agreement. Subsection
6.3 is hereby amended and restated as follows:

          6.3 Minimum  EBITDA.  Borrower shall have a minimum EBITDA for the two
     (2) fiscal quarters ending July 31, 1997 of no more negative than ($1,850,000) and for the three (3) fiscal quarters ending October 31, 1997 of no more negative than ($2,250,000).

     Section 3.02. Amendment to Subsection 2.1(G)(1) of the Loan Agreement. Subsection 2.1(G)(1) is hereby amended and restated as follows:

          (1) Maximum Amount. The aggregate amount of Letter of Credit Liability with respect to all Lender Letters of Credit outstanding at any time shall not exceed $2,000,000, with the exception of the period from June 1, 1997 to July 31, 1997, in which the aggregate amount of Letter of Credit Liability outstanding at any time shall not exceed $3,000,000.


                          ARTICLE IV. MISCELLANEOUS

     Section 4.01. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by Lender):

     (a) there shall have occurred no material adverse change in the business, operations, financial conditions, profits or prospects, or in the Collateral of Borrower;

     (b) Borrower shall have executed and delivered such other documents and instruments as Lender may require; and

     (c) all corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

     Section 4.02 Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, are ratified and confirmed and shall continue in full force and effect.

     Section 4.03 Corporate Action The execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

     Section 4.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 4.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns.

     Section 4.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                    HELLER FINANCIAL, INC.,
                                    as Lender

                                    By:
                                    Title:


                                    THE RIGHT START, INC.,
                                    as Borrower

                                    By:
                                    Title: